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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 26, 2008
Date of Report (Date of earliest event reported)

Level 3 Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

720-888-1000
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 26, 2008, Kevin J. O’Hara, president and chief operating officer of Level 3 Communications, Inc. presented the following information at the Merrill Lynch Communications Services Forum in New York City. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 2.02 of Form 8-K.

(1) Annualized growth rate from 1Q07 to 4Q07

Core Network Services

•	Includes infrastructure, data, content delivery and local voice
•	Incremental gross margins of ~75-80%

Wholesale Voice Services

•	Includes voice termination and toll free services
•	Incremental gross margins of ~30%

Item 7.01 Regulation FD Disclosure

On February 26, 2008, Kevin J. O’Hara, president and chief operating officer of Level 3 Communications, Inc. presented the following information at the Merrill Lynch Communications Services Forum in New York City. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K.

In 2008, Core Communications Services are expected to be greater than 90% of Total Communications Revenue

The foregoing statement is a forward-looking statement concerning the outlook for the Company’s revenues for 2008. Forward-looking statements are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially, which are described in the Company’s filings with the SEC. Accordingly, readers should evaluate this statement in connection with those risks and uncertainties and are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: February 26, 2008

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